Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Franklin Bank Corp. on Form S-4 of our report on Elgin Bank of Texas as of and for the years ended December 31, 2004 and 2003, dated February 25, 2005, which is part of this Registration Statement.

We also consent to the reference of our firm under the caption “Experts” in this Registration Statement.

/s/ Padgett, Stratemann & Co., L.L.P.
Certified Public Accountants
San Antonio, Texas
May 24, 2005